EXHIBIT 99
FOR RELEASE 6:00 AM ET, October 24, 2019

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER AND FIRST NINE-MONTHS 2019 RESULTS
Q3 2019 Diluted EPS $0.65 compared to $0.68 for Q2 2019 and $0.55 for Q3 2018
MOOREFIELD, WV - October 24, 2019 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2019 net income of $8.06 million, or $0.65 per diluted share. In comparison, earnings for second quarter 2019 were $8.56 million, or $0.68 per diluted share, and for third quarter 2018 were $6.90 million, or $0.55 per diluted share. In the second quarter 2019, we recognized a $1.91 million pre-tax gain on the sale of our former insurance agency, Summit Insurance Services, LLC (“SIS”). Summit achieved returns on average assets and average tangible equity in third quarter 2019 of 1.41 percent and 15.55 percent, respectively, compared to 1.31 percent and 15.53 percent, respectively, in the same period of 2018.
Third quarter 2019 earnings compared to both the linked quarter and third quarter 2018 were positively impacted by increased net interest income resulting primarily from loan growth and higher realized securities gains. Also positively impacting third quarter 2019 results, write-downs on foreclosed properties were $133,000 in Q3 2019 compared to $1.2 million in Q2 2019.
For the nine months ended September 30, 2019, Summit recorded net income of $23.7 million, or $1.88 per diluted share, compared with $20.6 million, or $1.66 per diluted share, for the comparable 2018 nine-month period, representing an increase of 15.0 percent or 13.3 percent per diluted share. Our returns on average assets and average tangible equity for the nine months ended September 30, 2019 were 1.40 percent and 15.80 percent, respectively, compared to 1.30 percent and 15.97 percent, respectively, for the same period of 2018.
Earnings for the nine months ended September 30, 2019 were positively impacted by increased net interest income resulting primarily from loan growth as well as a higher net interest margin, increased realized securities gains and the SIS gain. These results were partially offset by larger write-downs on foreclosed properties in Q2 2019 with the goal of selling such properties more rapidly, lower insurance commission revenue during 2019 and increased merger-related expenses.
Summit completed its acquisition of Peoples Bankshares, Inc. (“PBI”) and its subsidiary, First Peoples Bank, headquartered in Mullens, West Virginia on January 1, 2019 and converted its business processes and accounts to that of Summit’s during Q2 2019; accordingly, PBI’s results of operations are included in Summit’s consolidated results of operations from the date of acquisition. Therefore, Summit’s third quarter and nine months ended September 30, 2019 period results reflect increased levels of average balances, income and expenses compared to the same periods of 2018. At consummation, PBI had total assets of $133.1 million, loans of $42.4 million, and deposits of $112.9 million.
Highlights for Q3 2019

•
Mortgage warehouse lines of credit increased $43.4 million during the quarter as we expanded our existing line participations and established several new participations in light of strong mortgage refinance and home purchase activity nationally;

•
Loan balances, excluding mortgage warehouse lines of credit, declined $10.6 million during the quarter, despite having increased $50.9 million year-to-date. The Q3 2019 decline in such loan balances is principally the result of payoffs of a couple significant commercial real estate loan participations;

•	Net interest income increased 3.26 percent (annualized) compared to Q2 2019 and increased 10.7 percent year-to-date 2019 versus the same period in 2018, primarily due to our loan growth;

•	Net interest margin in Q3 2019 declined 9 basis points to 3.63 percent as compared to Q2 2019 as yields on loans declined, while deposit and other funding costs remained stable;

•
Efficiency ratio improved to 52.91 percent compared to 56.45 percent in the linked quarter and 54.25 percent for Q3 2018, primarily as result of our sale of SIS which traditionally had a low operating margin;

•	Realized securities gains of $453,000 in Q3 2019 compared to $1.09 million in Q2;

•
Write-downs of foreclosed properties were $133,000 in Q3 2019 compared to $1.20 million in Q2 2019, while the net gain on sales of foreclosed properties decreased from $156,000 in Q2 2019 to $66,000 in Q3 2019;

•	Nonperforming assets as a percentage of total assets declined to 1.45 percent compared to 1.52 percent for the linked quarter and 1.82 percent for the year ago quarter; and

•
Announced our entering into a definitive merger agreement to acquire Cornerstone Financial Services, Inc. and its wholly-owned subsidiary, Cornerstone Bank, Inc., headquartered in West Union, West Virginia.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report that Summit achieved another quarter of solid core operating performance highlighted by core revenue growth, an improved efficiency ratio and continued improvement in asset quality. Further, I am encouraged that while the balances of our commercial and commercial real estate loan portfolios exhibited some modest contraction over the past quarter, we currently also have a robust pipeline of new loans located within our core footprint which have been approved and scheduled to close over the next few months. I am also particularly pleased by the opportunities represented by our pending acquisition of Cornerstone Financial Services, Inc., announced recently and expected to close at beginning of 2020. This deal will serve to combine Summit with a financially strong bank that has a similar culture, core values and guiding principles as ours, and shares the same commitment to build long-term client relationships by providing ‘Service Beyond Expectations’.”

Results from Operations
Total revenue for third quarter 2019, consisting of net interest income and noninterest income, increased 8.2 percent to $23.2 million, principally as a result of higher net interest income compared to $21.4 million for the third quarter 2018. For the year-to-date period ended September 30, 2019, total revenue was $72.1 million compared to $65.0 million for the same period of 2018, representing a 10.9 percent increase primarily as a result of higher net interest income, increased realized securities gains and the gain on the sale of SIS.
For the third quarter of 2019, net interest income was $19.4 million, an increase of 12.8 percent from the $17.2 million reported in the prior-year third quarter and a 0.8 percent increase compared to the linked quarter. The net interest margin for third quarter 2019 was 3.63 percent compared to 3.72 percent for the linked quarter and 3.53 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.59 percent for Q3 2019, 3.62 percent for Q2 2019 and 3.51 percent for Q3 2018.
Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for third quarter 2019 was $3.76 million compared to $4.21 million for the comparable period of 2018. Excluding realized securities gains, noninterest income was $3.31 million for third quarter 2019, compared to $4.20 million reported for third quarter 2018 and was $3.82 million for the linked quarter, excluding realized securities gains and the gain on the sale of SIS. Q3 2019 noninterest income declined compared to prior periods primarily due to the elimination of insurance commission revenue as result of SIS’ sale in Q2 2019.
We recorded a $500,000 provision for loan losses during third quarter 2019 and 2018. Our provision continues to be directionally consistent with changes in the credit quality in our loan portfolio.
Q3 2019 total noninterest expense increased 3.6 percent to $12.8 million compared to $12.4 million for the prior-year third quarter and decreased 16.5 percent compared to the linked quarter. Our decreased noninterest expense compared to the linked quarter is principally due to reductions in personnel costs resulting from the sale of SIS and due to increased write-downs on foreclosed properties during Q2 2019. In addition, our merger-related expenses totaled $74,000 in Q3 2019 compared to $382,000 in Q2 2019 and $86,000 in Q3 2018.
Noninterest expense for the first nine months of 2019 increased 12.3 percent compared to the first nine months of 2018. Our increased noninterest expense is principally due to expenses associated with the acquired PBI operations (including merger-related expenses), increased write-downs of foreclosed properties and to deferred director compensation plan expense of $560,000 for the first nine months of 2019 compared to $104,000 for the same period of 2018.
Balance Sheet
At September 30, 2019, total assets were $2.32 billion, an increase of $123.0 million, or 5.6 percent since December 31, 2018. Total loans, net of unearned fees and allowance for loan losses, were $1.84 billion at September 30, 2019, up $156.9 million, or 9.3 percent, from the $1.68 billion reported at year-end 2018. Loans, excluding mortgage warehouse lines of credit, decreased $10.6 million during the quarter, or 2.5 percent (on an annualized basis), and have increased $50.9 million, or 4.1 percent (on an annualized basis) since year-end 2018.
At September 30, 2019, deposits were $1.83 billion, an increase of $197.5 million, or 12.1 percent, since year end 2018. During the first nine months of 2019, checking deposits increased

$98.7 million or 13.2 percent, time deposits grew by $77.1 million or 12.7 percent and savings deposits increased $21.7 million or 7.6 percent.
Shareholders’ equity was $242.4 million as of September 30, 2019 compared to $219.8 million at December 31, 2018. In conjunction with the acquisition of PBI on January 1, 2019, Summit issued 465,931 shares of common stock valued at $9.0 million to the former PBI shareholders.
Tangible book value per common share increased to $17.68 at September 30, 2019 compared to $15.75 at December 31, 2018. Summit had 12,400,804 outstanding common shares at Q3 2019 quarter end compared to 12,312,933 at year end 2018.
As announced in Q3 2018, the Board of Directors authorized the open market repurchase of up to 500,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan were at the discretion of management. During Q3 2019, the repurchase of all shares authorized under the Plan was completed, whereby 52,460 shares were repurchased at an average price of $25.59 per share. The average price of all shares repurchased under the Plan since its inception was $24.15 per share.
Asset Quality
As of September 30, 2019, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $33.7 million, or 1.45 percent of assets. This compares to $34.9 million, or 1.52 percent of assets at the linked quarter-end, and $36.5 million, or 1.66 percent of assets at year end 2018.
Third quarter 2019 net loan charge-offs were $711,000, or 0.16 percent of average loans annualized, while adding $500,000 to the allowance for loan losses through the provision for loan losses. The allowance for loan losses stood at 0.70 percent of total loans at September 30, 2019, compared to 0.77 percent at year-end 2018.
About the Company
Summit Financial Group, Inc. is a $2.32 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty-two banking locations.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

ADDITIONAL INFORMATION ABOUT THE MERGER WITH CORNERSTONE FINANCIAL SERVICES, INC. (“CORNERSTONE”) AND WHERE TO FIND IT
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Summit has filed with the Securities and Exchange Commission (“SEC”) a Preliminary Registration Statement on Form S-4 with respect to the offering of Summit common stock as the merger consideration under the Securities Act of 1933, which includes include a proxy statement of Cornerstone seeking approval of the merger by Cornerstone’s shareholders and a prospectus of Summit. Summit will request effectiveness of its Registration Statement on Form S-4 with the SEC and Cornerstone will deliver the proxy statement/prospectus to its shareholders. In addition, Summit has filed other relevant documents concerning the proposed merger with the SEC. Investors and security holders are urged to read the Registration Statement and proxy statement/prospectus and other relevant documents, because they will contain important information about the proposed merger.
Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Security holders of Summit and Cornerstone may also obtain free copies of these documents by directing a request to Ms. Teresa Ely, Summit’s Director of Shareholder Relations, by telephone at (304) 530-0526 or by email at tely@summitfgi.com or by accessing these documents at Summit’s website: www.summitfgi.com.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2019 vs Q3 2018
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2019	9/30/2018	Change
Statements of Income
Interest income
Loans, including fees	$24,940	$21,295	17.1%
Securities	2,184	2,367	-7.7%
Other	125	138	-9.4%
Total interest income	27,249	23,800	14.5%
Interest expense
Deposits	6,214	4,714	31.8%
Borrowings	1,615	1,873	-13.8%
Total interest expense	7,829	6,587	18.9%

Net interest income	19,420	17,213	12.8%
Provision for loan losses	500	500	—%
Net interest income after provision for loan losses	18,920	16,713	13.2%

Noninterest income
Insurance commissions	40	1,062	-96.2%
Trust and wealth management fees	632	687	-8.0%
Service charges on deposit accounts	1,312	1,215	8.0%
Bank card revenue	924	793	16.5%
Realized securities gains	453	8	n/m
Bank owned life insurance income	247	250	-1.2%
Other income	151	196	-23.0%
Total noninterest income	3,759	4,211	-10.7%
Noninterest expense
Salaries and employee benefits	7,044	6,806	3.5%
Net occupancy expense	799	856	-6.7%
Equipment expense	1,296	1,118	15.9%
Professional fees	388	503	-22.9%
Advertising and public relations	177	170	4.1%
Amortization of intangibles	404	413	-2.2%
FDIC premiums	—	210	n/m
Bank card expense	455	384	18.5%
Foreclosed properties expense, net of losses	305	169	80.5%
Merger-related expenses	74	86	-14.0%
Other expenses	1,864	1,643	13.5%
Total noninterest expense	12,806	12,358	3.6%
Income before income taxes	9,873	8,566	15.3%
Income tax expense	1,812	1,667	8.7%
Net income	$8,061	$6,899	16.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q3 2019 vs Q3 2018

	For the Quarter Ended		Percent
	9/30/2019	9/30/2018	Change
Per Share Data
Earnings per common share
Basic	$0.65	$0.56	16.1%
Diluted	$0.65	$0.55	18.2%

Cash dividends	$0.15	$0.13	15.4%
Dividend payout ratio	23.0%	23.3%	-1.3%

Average common shares outstanding
Basic	12,412,982	12,374,350	0.3%
Diluted	12,467,777	12,439,051	0.2%

Common shares outstanding at period end	12,400,804	12,382,450	0.1%

Performance Ratios
Return on average equity	13.51%	13.00%	3.9%
Return on average tangible equity	15.55%	15.53%	0.1%
Return on average assets	1.41%	1.31%	7.6%
Net interest margin (A)	3.63%	3.53%	2.8%
Efficiency ratio (B)	52.91%	54.25%	-2.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2019 vs 2018
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2019	9/30/2018	Change
Statements of Income
Interest income
Loans, including fees	$72,344	$62,624	15.5%
Securities	7,166	7,060	1.5%
Other	490	412	18.9%
Total interest income	80,000	70,096	14.1%
Interest expense
Deposits	17,745	12,572	41.1%
Borrowings	4,998	5,779	-13.5%
Total interest expense	22,743	18,351	23.9%

Net interest income	57,257	51,745	10.7%
Provision for loan losses	1,050	1,750	-40.0%
Net interest income after provision for loan losses	56,207	49,995	12.4%

Noninterest income
Insurance commissions	1,821	3,188	-42.9%
Trust and wealth management fees	1,830	2,026	-9.7%
Service charges on deposit accounts	3,716	3,421	8.6%
Bank card revenue	2,631	2,343	12.3%
Realized securities gains	1,535	828	85.4%
Gain on sale Summit Insurance Services, LLC	1,906	—	n/a
Bank owned life insurance income	733	773	-5.2%
Other income	627	656	-4.4%
Total noninterest income	14,799	13,235	11.8%
Noninterest expense
Salaries and employee benefits	21,966	20,550	6.9%
Net occupancy expense	2,602	2,528	2.9%
Equipment expense	3,694	3,271	12.9%
Professional fees	1,266	1,222	3.6%
Advertising and public relations	484	461	5.0%
Amortization of intangibles	1,300	1,261	3.1%
FDIC premiums	88	690	-87.2%
Bank card expense	1,367	1,080	26.6%
Foreclosed properties expense, net of losses	2,236	843	165.2%
Merger-related expenses	519	86	503.5%
Other expenses	6,473	5,415	19.5%
Total noninterest expense	41,995	37,407	12.3%
Income before income taxes	29,011	25,823	12.3%
Income tax expense	5,293	5,201	1.8%
Net income	$23,718	$20,622	15.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary (unaudited) -- 2019 vs 2018

	For the Nine Months Ended		Percent
	9/30/2019	9/30/2018	Change
Per Share Data
Earnings per common share
Basic	$1.89	$1.67	13.2%
Diluted	$1.88	$1.66	13.3%

Cash dividends	$0.44	$0.39	12.8%
Dividend payout ratio	23.2%	23.4%	-0.9%

Average common shares outstanding
Basic	12,555,411	12,366,612	1.5%
Diluted	12,614,382	12,430,227	1.5%

Common shares outstanding at period end	12,400,804	12,382,450	0.1%

Performance Ratios
Return on average equity	13.48%	13.28%	1.5%
Return on average tangible equity	15.80%	15.97%	-1.1%
Return on average assets	1.40%	1.30%	7.7%
Net interest margin (A)	3.67%	3.56%	3.1%
Efficiency ratio (B)	55.34%	54.66%	1.2%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Statements of Income
Interest income
Loans, including fees	$24,940	$24,352	$23,051	$22,659	$21,295
Securities	2,184	2,396	2,586	2,527	2,367
Other	125	134	231	127	138
Total interest income	27,249	26,882	25,868	25,313	23,800
Interest expense
Deposits	6,214	5,967	5,564	5,103	4,714
Borrowings	1,615	1,652	1,731	2,158	1,873
Total interest expense	7,829	7,619	7,295	7,261	6,587

Net interest income	19,420	19,263	18,573	18,052	17,213
Provision for loan losses	500	300	250	500	500
Net interest income after provision for loan losses	18,920	18,963	18,323	17,552	16,713

Noninterest income
Insurance commissions	40	606	1,174	1,132	1,062
Trust and wealth management fees	632	612	586	627	687
Service charges on deposit accounts	1,312	1,224	1,180	1,209	1,215
Bank card revenue	924	893	814	809	793
Realized securities gains (losses)	453	1,086	(3)	(205)	8
Gain on sale of Summit Insurance Services, LLC	—	1,906	—	—	—
Bank owned life insurance income	247	248	238	248	250
Other income	151	235	241	367	196
Total noninterest income	3,759	6,810	4,230	4,187	4,211
Noninterest expense
Salaries and employee benefits	7,044	7,576	7,347	6,928	6,806
Net occupancy expense	799	880	924	836	856
Equipment expense	1,296	1,219	1,179	1,139	1,118
Professional fees	388	475	403	385	503
Advertising and public relations	177	155	153	193	170
Amortization of intangibles	404	420	476	410	413
FDIC premiums	—	88	—	140	210
Bank card expense	455	473	439	395	384
Foreclosed properties expense, net of losses	305	1,545	384	507	169
Merger-related expenses	74	382	63	59	86
Other expenses	1,864	2,116	2,492	1,474	1,643
Total noninterest expense	12,806	15,329	13,860	12,466	12,358
Income before income taxes	9,873	10,444	8,693	9,273	8,566
Income tax expense	1,812	1,880	1,601	1,823	1,667
Net income	$8,061	$8,564	$7,092	$7,450	$6,899

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Per Share Data
Earnings per common share
Basic	$0.65	$0.68	$0.56	$0.60	$0.56
Diluted	$0.65	$0.68	$0.56	$0.60	$0.55

Cash dividends	$0.15	$0.15	$0.14	$0.14	$0.13
Dividend payout ratio	23.0%	21.9%	25.0%	23.3%	23.3%

Average common shares outstanding
Basic	12,412,982	12,539,095	12,717,501	12,358,104	12,374,350
Diluted	12,467,777	12,600,071	12,778,644	12,407,678	12,439,051

Common shares outstanding at period end	12,400,804	12,449,986	12,661,528	12,312,933	12,382,450

Performance Ratios
Return on average equity	13.51%	14.62%	12.28%	13.85%	13.00%
Return on average tangible equity	15.55%	17.02%	14.80%	16.41%	15.53%
Return on average assets	1.41%	1.52%	1.27%	1.38%	1.31%
Net interest margin (A)	3.63%	3.72%	3.66%	3.61%	3.53%
Efficiency ratio (B)	52.91%	56.45%	56.63%	51.02%	54.25%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding merger-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Assets
Cash and due from banks	$12,374	$13,481	$14,265	$23,061	$9,382
Interest bearing deposits other banks	40,296	42,994	43,689	36,479	44,452
Securities	265,347	269,920	297,126	293,284	288,040
Loans, net	1,838,891	1,805,850	1,725,064	1,682,005	1,632,747
Property held for sale	20,979	21,390	24,393	21,432	22,017
Premises and equipment, net	43,592	42,896	39,345	37,553	36,888
Goodwill and other intangible assets	23,182	23,585	29,349	25,842	26,252
Cash surrender value of life insurance policies	43,216	42,976	42,714	42,420	42,208
Other assets	35,732	36,022	33,696	38,510	36,741
Total assets	$2,323,609	$2,299,114	$2,249,641	$2,200,586	$2,138,727

Liabilities and Shareholders' Equity
Deposits	$1,832,285	$1,797,493	$1,789,032	$1,634,826	$1,651,064
Short-term borrowings	206,694	225,343	186,292	309,084	238,403
Long-term borrowings and subordinated debentures	20,311	20,315	20,319	20,324	20,328
Other liabilities	21,897	20,262	20,368	16,522	15,376
Shareholders' equity	242,422	235,701	233,630	219,830	213,556
Total liabilities and shareholders' equity	$2,323,609	$2,299,114	$2,249,641	$2,200,586	$2,138,727

Book value per common share	$19.55	$18.93	$18.45	$17.85	$17.25
Tangible book value per common share	$17.68	$17.04	$16.13	$15.75	$15.13
Tangible common equity to tangible assets	9.5%	9.3%	9.2%	8.9%	8.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.2%	11.1%	11.4%	11.1%	11.1%
Tier 1 Risk-based Capital	12.2%	12.1%	12.5%	12.2%	12.2%
Total Risk Based Capital	12.8%	12.8%	13.2%	12.9%	12.9%
Tier 1 Leverage	10.4%	10.4%	10.2%	10.1%	10.1%

Summit Community Bank, Inc.
CET1 Risk-based Capital	12.2%	11.9%	12.3%	12.0%	12.0%
Tier 1 Risk-based Capital	12.2%	11.9%	12.3%	12.0%	12.0%
Total Risk Based Capital	12.9%	12.6%	13.0%	12.8%	12.7%
Tier 1 Leverage	10.4%	10.2%	10.0%	10.0%	9.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Commercial	$199,391	$204,138	$189,248	$194,315	$167,972
Mortgage warehouse lines	145,039	101,607	49,355	39,140	35,910
Commercial real estate
Owner occupied	255,828	262,901	256,671	257,256	261,290
Non-owner occupied	567,670	574,677	585,809	573,932	541,753
Construction and development
Land and development	69,589	67,769	64,192	68,833	71,819
Construction	56,255	46,975	36,040	24,731	25,703
Residential real estate
Non-jumbo	359,399	360,752	359,107	336,977	340,783
Jumbo	69,815	70,171	69,313	73,599	72,327
Home equity	78,493	81,373	80,370	80,910	82,018
Consumer	36,982	36,715	36,046	32,460	33,664
Other	13,371	11,924	12,045	12,899	12,452
Total loans, net of unearned fees	1,851,832	1,819,002	1,738,196	1,695,052	1,645,691
Less allowance for loan losses	12,941	13,152	13,132	13,047	12,944
Loans, net	$1,838,891	$1,805,850	$1,725,064	$1,682,005	$1,632,747

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Core deposits
Non interest bearing checking	$241,999	$234,397	$258,679	$222,120	$232,697
Interest bearing checking	602,059	588,948	560,800	523,257	505,411
Savings	305,891	301,403	310,646	284,173	301,269
Time deposits	371,178	365,275	359,141	316,914	316,941
Total core deposits	1,521,127	1,490,023	1,489,266	1,346,464	1,356,318

Brokered deposits	227,369	222,901	218,913	220,497	227,312
Other non-core time deposits	83,789	84,569	80,853	67,865	67,434
Total deposits	$1,832,285	$1,797,493	$1,789,032	$1,634,826	$1,651,064

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Gross loan charge-offs	$843	$391	$414	$705	$413
Gross loan recoveries	(132)	(111)	(249)	(307)	(278)
Net loan charge-offs (recoveries)	$711	$280	$165	$398	$135

Net loan charge-offs to average loans (annualized)	0.16%	0.06%	0.04%	0.10%	0.03%

Allowance for loan losses	$12,941	$13,152	$13,132	$13,047	$12,944
Allowance for loan losses as a percentage of period end loans	0.70%	0.72%	0.76%	0.77%	0.79%

Nonperforming assets:
Nonperforming loans
Commercial	$835	$948	$729	$935	$801
Commercial real estate	7,037	6,544	2,981	3,239	5,090
Residential construction and development	191	66	24	3,198	3,200
Residential real estate	4,461	5,657	5,928	7,506	7,760
Consumer	115	160	182	147	118
Other	100	100	130	—	—
Total nonperforming loans	12,739	13,475	9,974	15,025	16,969
Foreclosed properties
Commercial real estate	1,514	1,544	1,841	1,762	1,762
Commercial construction and development	4,909	4,910	6,326	6,479	6,790
Residential construction and development	12,847	13,132	14,347	11,543	11,614
Residential real estate	1,709	1,804	1,879	1,648	1,851
Total foreclosed properties	20,979	21,390	24,393	21,432	22,017
Other repossessed assets	16	12	34	5	5
Total nonperforming assets	$33,734	$34,877	$34,401	$36,462	$38,991

Nonperforming loans to period end loans	0.69%	0.74%	0.57%	0.89%	1.03%
Nonperforming assets to period end assets	1.45%	1.52%	1.53%	1.66%	1.82%

Troubled debt restructurings
Performing	$23,420	$23,266	$27,845	$26,609	$27,441
Nonperforming	2,443	2,915	—	388	113
Total troubled debt restructurings	$25,863	$26,181	$27,845	$26,997	$27,554

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018

Commercial	$390	$375	$264	$219	$607
Commercial real estate	312	1,719	4,128	161	988
Construction and development	65	235	179	194	393
Residential real estate	5,573	5,670	2,944	6,249	5,513
Consumer	365	234	432	593	345
Other	63	9	52	38	11
Total	$6,768	$8,242	$7,999	$7,454	$7,857

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2019 vs Q2 2019 vs Q3 2018 (unaudited)
	Q3 2019			Q2 2019			Q3 2018
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,813,555	$24,786	5.42%	$1,749,032	$24,184	5.55%	$1,615,700	$21,154	5.19%
Tax-exempt (2)	15,903	195	4.86%	14,695	213	5.81%	15,688	178	4.50%
Securities
Taxable	203,288	1,566	3.06%	203,049	1,607	3.17%	155,574	1,227	3.13%
Tax-exempt (2)	79,387	782	3.91%	100,307	999	3.99%	146,174	1,443	3.92%
Interest bearing deposits other banks and Federal funds sold	35,214	125	1.41%	38,214	134	1.41%	38,642	138	1.42%
Total interest earning assets	2,147,347	27,454	5.07%	2,105,297	27,137	5.17%	1,971,778	24,140	4.86%

Noninterest earning assets
Cash & due from banks	12,815			14,124			9,326
Premises & equipment	43,160			41,318			36,533
Other assets	104,789			109,642			108,628
Allowance for loan losses	(13,276)			(13,260)			(12,865)
Total assets	$2,294,835			$2,257,121			$2,113,400

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$594,772	$1,621	1.08%	$575,240	$1,731	1.21%	$486,107	$1,168	0.95%
Savings deposits	302,331	949	1.25%	305,342	921	1.21%	312,467	857	1.09%
Time deposits	674,869	3,644	2.14%	673,272	3,315	1.97%	616,657	2,689	1.73%
Short-term borrowings	202,425	1,372	2.69%	187,120	1,397	2.99%	211,211	1,436	2.70%
Long-term borrowings and subordinated debentures	20,312	243	4.75%	20,317	255	5.03%	39,265	437	4.42%
Total interest bearing liabilities	1,794,709	7,829	1.73%	1,761,291	7,619	1.74%	1,665,707	6,587	1.57%

Noninterest bearing liabilities
Demand deposits	240,193			241,811			219,986
Other liabilities	21,320			19,750			15,447
Total liabilities	2,056,222			2,022,852			1,901,140

Shareholders' equity - common	238,613			234,269			212,260
Total liabilities and shareholders' equity	$2,294,835			$2,257,121			$2,113,400

NET INTEREST EARNINGS		$19,625			$19,518			$17,553

NET INTEREST MARGIN			3.63%			3.72%			3.53%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $205,000, $255,000 and $340,000 for Q3 2019, Q2 2019 and Q3 2018, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2019 vs YTD 2018 (unaudited)
	YTD 2019			YTD 2018
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$1,758,645	$71,877	5.46%	$1,615,427	$62,196	5.15%
Tax-exempt (2)	15,172	591	5.21%	15,929	542	4.55%
Securities
Taxable	200,947	4,858	3.23%	169,177	3,839	3.03%
Tax-exempt (2)	98,084	2,920	3.98%	138,539	4,078	3.94%
Interest bearing deposits other banks and Federal funds sold	41,642	490	1.57%	39,075	412	1.41%
Total interest earning assets	2,114,490	80,736	5.10%	1,978,147	71,067	4.80%

Noninterest earning assets
Cash & due from banks	12,941			9,459
Premises & equipment	40,983			35,620
Other assets	108,984			107,789
Allowance for loan losses	(13,283)			(12,715)
Total assets	$2,264,115			$2,118,300

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$575,817	$5,016	1.16%	$455,637	$2,701	0.79%
Savings deposits	306,083	2,768	1.21%	330,420	2,373	0.96%
Time deposits	667,565	9,960	1.99%	626,587	7,498	1.60%
Short-term borrowings	196,622	4,241	2.88%	214,005	4,084	2.55%
Long-term borrowings and subordinated debentures	20,317	757	4.98%	52,155	1,696	4.35%
Total interest bearing liabilities	1,766,404	22,742	1.72%	1,678,804	18,352	1.46%

Noninterest bearing liabilities
Demand deposits	243,356			216,701
Other liabilities	19,669			15,778
Total liabilities	2,029,429			1,911,283

Shareholders' equity - common	234,686			207,017
Total liabilities and shareholders' equity	$2,264,115			$2,118,300

NET INTEREST EARNINGS		$57,994			$52,715

NET INTEREST MARGIN			3.67%			3.56%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $737,000 and $970,000 for the YTD 2019 and YTD 2018, respectively.